Exhibit 12-1

                                                              PUGET ENERGY
                                           STATEMENT SETTING FORTH COMPUTATIONS OF RATIOS OF
                                                       EARNINGS TO FIXED CHARGES
                                                         (Dollars in Thousands)

                                                   Rsstated
                                                  12 Months
                                                     Ending                    Year Ended December 31,
                                              June 30, 2001        2000         1999         1998        1997         1996
------------------------------------- ---------------------- ----------- ------------ ------------ ----------- ------------
EARNINGS AVAILABLE FOR
 FIXED CHARGES
  Pre-tax income:
    Income from continuing
      operations per statement
      of income                                    $194,782    $193,831     $185,567     $169,612    $125,698     $167,351
    Federal income taxes                            128,857     128,973      109,164      105,814      44,916      106,876
    Federal income taxes charged
      to other income - net                           9,115       1,411        2,909        3,986      14,807         (784)
    Capitalized interest                               (620)     (1,264)      (3,692)      (1,782)        (360)       (600)
    Undistributed (earnings) or
      losses of less-than-
      fifty-percent-owned
      entities                                           --          --           --           --       (608)          460
------------------------------------- ---------------------- ----------- ------------ ------------ ----------- ------------
Total                                              $332,134    $322,951     $293,948     $277,630    $184,453     $273,303
------------------------------------- ---------------------- ----------- ------------ ------------ ----------- ------------

  Fixed charges:
    Interest expense                               $190,505    $184,405     $160,966     $146,248    $123,543     $122,635
    Other interest                                      620       1,264        3,692        1,782         360          600
    Portion of rentals
      representative of the
      interest factor                                 5,703       5,002        4,575        2,878       3,143        4,187
------------------------------------- ---------------------- ----------- ------------ ------------ ----------- ------------
Total                                              $196,828    $190,671     $169,233     $150,908    $127,046     $127,422
------------------------------------- ---------------------- ----------- ------------ ------------ ----------- ------------

  Earnings available for
    combined fixed charges                         $528,962    $513,622     $463,181     $428,538    $311,499     $400,725
RATIO OF EARNINGS TO
  FIXED CHARGES                                       2.69x       2.69x        2.74x        2.84x       2.45x        3.14x

                                                              PUGET ENERGY
                                           STATEMENT SETTING FORTH COMPUTATIONS OF RATIOS OF
                                    EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                                                         (Dollars in Thousands)

                                                               Restated
                                                              12 Months
                                                                 Ending                       Year Ended December 31,
                                                           June 30, 2001         2000         1999         1998         1997         1996
-------------------------------------------------- ---------------------- ------------ ------------ ------------ ------------ ------------
EARNINGS AVAILABLE FOR COMBINED
 FIXED CHARGES AND PREFERRED
 DIVIDEND REQUIREMENTS

  Pretax income:
    Income from continuing
      operations per statement
      of income                                                 $194,782     $193,831     $185,567     $169,612     $125,698     $167,351
    Federal income taxes                                         128,875      128,973      109,164      105,814       44,916      106,876
    Federal income taxes charged
      to other income - net                                        9,115        1,411        2,909       3,986          14,807       (784)
-------------------------------------------------- ---------------------- ------------ ------------ ------------ ------------ ------------
Subtotal                                                         332,754      324,215      297,640      279,412      185,421      273,443
  Capitalized interest                                             (620)      (1,264)       (3,692)      (1,782)         (360)       (600)
  Undistributed (earnings) or
    losses of less-than-fifty-
    percent-owned entities                                            --           --          --             --       (608)          460
-------------------------------------------------- ---------------------- ------------ ------------ ------------ ------------ ------------
Total                                                           $332,134     $322,951     $293,948     $277,630     $184,453     $273,303
-------------------------------------------------- ---------------------- ------------ ------------ ------------ ------------ ------------

  Fixed charges:
    Interest expense                                            $190,505     $184,405     $160,966     $146,248     $123,543     $122,635
    Other interest                                                   620        1,264        3,692        1,782          360          600
    Portion of rentals
      representative of the
      interest factor                                              5,703        5,002        4,575        2,878        3,143        4,187
-------------------------------------------------- ---------------------- ------------ ------------ ------------ ------------ ------------
Total                                                           $196,828     $190,671     $169,233     $150,908     $127,046     $127,422
-------------------------------------------------- ---------------------- ------------ ------------ ------------ ------------ ------------

Earnings available for
  combined fixed charges
  and preferred dividend
  requirements                                                  $528,962     $513,622     $463,181     $428,538     $311,499     $400,725

DIVIDEND REQUIREMENT:
  Fixed charges above                                           $196,828     $190,671     $169,233     $150,908     $127,046     $127,422
  Preferred dividend
    requirements below                                            14,867       15,044       17,747       21,421       26,266       36,242
-------------------------------------------------- ---------------------- ------------ ------------ ------------ ------------ ------------
Total                                                           $211,695     $205,715     $186,980     $172,329     $153,312     $163,664
-------------------------------------------------- ---------------------- ------------ ------------ ------------ ------------ ------------

                                                            Restated
                                                           12 Months
                                                              Ending                     Year Ended December 31,
                                                       June 30, 2001        2000         1999         1998        1997         1996
---------------------------------------------- ---------------------- ----------- ------------ ------------ ----------- ------------
RATIO OF EARNINGS TO COMBINED
  FIXED CHARGES AND PREFERRED
  DIVIDEND REQUIREMENTS                                         2.50        2.50         2.48         2.49        2.03         2.45

COMPUTATION OF PREFERRED
  DIVIDEND REQUIREMENTS:
  (a) Pre-tax income                                        $332,754    $324,215     $297,640     $279,412   $185, 421     $273,443
  (b) Income from continuing
        operations                                          $194,782    $193,831     $185,567     $169,612    $125,698     $167,351
  (c) Ratio of (a) to (b)                                     1.7083      1.6727       1.6039       1.6474      1.4751       1.6339
  (d) Preferred dividends                                    $ 8,703     $ 8,994     $ 11,065     $ 13,003    $ 17,806     $ 22,181
  Preferred dividend
    requirements
      [(d) multiplied by (c)]                                $14,867    $ 15,044     $ 17,747     $ 21,421    $ 26,266     $ 36,242